EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	745 Fifth Avenue, 19th Floor		Chief Financial Officer
	New York, NY 10151		646-429-1818
ddoft@mdc-partners.com

MDC PARTNERS INC. REPORTS RECORD RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013

- EBITDA GUIDANCE INCREASED TO $158-160 MILLION FROM $152-157 MILLION,
IMPLYING YEAR OVER YEAR GROWTH OF +31.5% TO +33.2% -

- MDC PARTNERS DECLARES 3-FOR-2 STOCK SPLIT -

- QUARTERLY DIVIDEND INCREASED 41.2% TO $0.24 FROM $0.17 PER
SHARE PRE-SPLIT AND TO $0.16 FROM $0.113 PER SHARE POST-SPLIT,
UNDERSCORING CONTINUED STRONG FREE CASH FLOW GENERATION -

THIRD QUARTER HIGHLIGHTS:

•	Revenue increased to $289.0 million from $265.9 million, an increase of 8.7%
•	Organic revenue increased 9.3%
•	EBITDA increased to $39.4 million from $34.4 million, an increase of 14.7%
•	EBITDA margin increased 80 basis points to 13.7% from 12.9%, an increase of 6.2%
•	Free Cash Flow increased to $23.9 million from $17.9 million, an increase of 33.1%
•	Net New Business wins totaled $34.2 million
•	Net Debt-to-EBITDA leverage was maintained at 3.1x at September 30, 2013

YEAR TO DATE HIGHLIGHTS:

•	Revenue increased to $842.5 million from $771.9 million, an increase of 9.1%
•	Organic revenue increased 9.4%
•	EBITDA increased to $115.0 million from $76.4 million, an increase of 50.6%
•	EBITDA margin increased 370 basis points to 13.6% from 9.9%, an increase of 37.4%
•	Free Cash Flow increased to $66.5 million from $26.6 million, an increase of 150.2%
•	Net New Business wins totaled $107.5 million

NEW YORK, NY (October 28, 2013) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2013.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “Our financial results in the third quarter show that our business continues to perform exceptionally well.  Organic revenue grew 9.3% and EBITDA increased 14.7%, representing an 80 basis point increase in EBITDA margin.  Our performance in the quarter, as well as what continues to be a very robust new business pipeline, gives us the confidence to once again increase our financial guidance for 2013.  We now expect EBITDA growth of between 31.5% and 33.2% and Free Cash Flow growth of between 67.1% and 77.0%.  What’s most exciting, however, is that there is still a tremendous runway for growth in the years ahead.  We currently garner only 3% market share in North America, we’re in the very early stages of building an international business, and we’re just beginning to take market share in some key vertical industries.  As a result, over the long-term, we expect 5-7% annual organic revenue growth, double-digit compounded annual EBITDA growth, and significant free cash flow generation, with growth in excess of 20%.  We are confident that our ability to deliver on these targets will translate into strong returns for our shareholders.”

Guidance for 2013 is revised as follows:

		Prior	Revised	Implied
	2012	2Q 2013	2013	Year over Year
	Actuals	Guidance	Guidance	Change
Revenue	$1.07 billion	$1.155 - $1.180 billion	$1.155 - $1.180 billion	+8.4% to +10.8%
EBITDA	$120.2 million	$152 - $157 million	$158 - $160 million	+31.5% to +33.2%
Free Cash Flow	$50.9 million	$80 - $85 million	$85 - $90 million	+67.1% to +77.0%

EBITDA Margin	11.3%	13.1% - 13.3%	13.5% - 13.7%	+220 to 240 basis points

Consolidated revenue for the third quarter of 2013 was $289.0 million, an increase of 8.7% compared to $265.9 million in the third quarter of 2012. EBITDA for the third quarter of 2013 was $39.4 million, an increase of 14.7% compared to $34.4 million in the third quarter of 2012, as the company realized 80 basis points of EBITDA margin expansion in the third quarter of 2013. Net loss attributable to MDC Partners in the third quarter was ($21.2) million compared to a loss of ($14.5) million in the third quarter of 2012 attributable to a one-time stock-based compensation charge of $22.2 million which relates to the pending exercise of stock appreciation rights. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the third quarter of 2013 was ($0.44) compared to a loss of ($0.42) per share in the same period of 2012. Free cash flow was $23.9 million in the third quarter of 2013, compared with $17.9 million in the third quarter of 2012.

For the nine month period ended September 30, 2013, consolidated revenue was $842.5 million, an increase of 9.1% compared to $771.9 million in the nine months ended September 30, 2012. EBITDA for the nine months ended September 30, 2013 increased 50.6% to $115.0 million compared to $76.4 million in the same period of 2012. Loss attributable to MDC Partners in the nine months ended September 30, 2013 was ($54.5) million compared to a loss of ($60.9) million in 2012 as a result of $55.6 million of expenses related to the redemption of Notes in the Company’s refinancing during the first quarter and a one-time stock-based compensation charge of $22.2 million in the third quarter which relates to the pending exercise of stock appreciation rights, offset by the increase in EBITDA. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the nine months ended September 30, 2013 was ($1.39) compared to a loss of ($1.80) per share in the same period of 2012. Cash flows provided by continuing operating activities for the nine months ended September 30, 2013 were $113.2 million compared to $19.4 million provided in the same period of 2012. Free cash flow was $66.5 million in the nine months ended September 30, 2013, compared with $26.6 million in the same period of 2012.

David Doft, CFO of MDC Partners, said,  “Our very strong financial performance has allowed us to continue to improve our balance sheet and fund deferred acquisition consideration, while sustaining a leverage ratio of 3.1 times net debt-to-EBITDA, tracking to our long-term target of below 2.5 times net debt-to-EBITDA.  Because our free cash flow is ahead of plan and expected to continue to increase and as we target a 3% dividend yield, we are increasing our dividend 41.2% to $0.24 per share versus the $0.17 per share paid out last quarter.  Finally, because our stock has recently increased, and because we would like to be able to offer prospective shareholders a more liquid stock, we are moving forward with a three-for-two stock split, effective November 22.”

MDC Partners Announces 3-For-2 Stock Split

MDC Partners today also announced that its Board of Directors has approved a three-for-two split of its outstanding Class A and Class B shares in the form of a stock dividend. Subject to regulatory approval, the additional shares will be distributed to shareholders of record at the close of business on November 22, 2013. Shareholders who have stock certificates of MDC Partners should retain them. The transfer agent will distribute confirmation of the additional shares on November 27, 2013. Trading is expected to begin on a post-split basis on the Toronto Stock Exchange on November 20, 2013 and on the NASDAQ on November 29, 2013.

MDC Partners Announces $0.24 per Share Quarterly Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.24 per share on all of its outstanding Class A shares and Class B shares for the third quarter of 2013. This dividend will be payable on or about November 22, 2013, to shareholders of record at the close of business on November 7, 2013. This cash dividend will be paid prior to implementing the three-for-two stock split.  Following MDC’s planned three-for-two stock split, the dividend would increase from $0.113 per share to $0.16 per share.

Conference Call

Management will host a conference call on Monday, October 28, 2013 at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-317-0790 or toll free 1-877-870-4263. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. November 13, 2013, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10035197) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is one of the world’s largest Business Transformation Organizations that utilizes technology, marketing communications, data analytics, insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, and worldwide.

MDC Partners’ durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and nine months ended September 30, 2013 and 2012; and (2) presenting Free Cash Flow for the three and nine months ended September 30, 2013 and 2012. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures. In addition, Net Debt is defined in our credit facility as debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenue	$288,907	$265,855	$842,520	$771,940

Operating Expenses:
Cost of services sold	189,219	179,069	556,777	540,109
Office and general expenses	88,976	72,342	217,535	204,987
Depreciation and amortization	9,476	12,245	28,455	35,615
	287,671	263,656	802,767	780,711

Operating profit (loss)	1,236	2,199	39,753	(8,771)

Other Income (Expenses):
Other, net	1,733	(432)	1,549	(1,241)
Interest expense and finance charges	(10,589)	(11,594)	(33,392)	(34,420)
Loss on Redemption of Notes	-	-	(55,588)	-
Interest income	37	109	202	257

Loss from continuing operations before income taxes
and equity in affiliates	(7,583)	(9,718)	(47,476)	(44,175)

Income tax expense (benefit)	4,334	2,207	(8,189)	6,014

Loss from continuing operations before equity in affiliates	(11,917)	(11,925)	(39,287)	(50,189)
Equity in earnings of non-consolidated affiliates	73	93	196	399

Loss from continuing operations	(11,844)	(11,832)	(39,091)	(49,790)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(7,446)	(1,352)	(11,041)	(5,942)
Net loss	(19,290)	(13,184)	(50,132)	(55,732)
Net income attributable to the noncontrolling interests	(1,910)	(1,312)	(4,410)	(5,159)
Net loss attributable to MDC Partners Inc.	$(21,200)	$(14,496)	$(54,542)	$(60,891)

Loss Per Common Share:
Basic and Diluted:
Loss from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.44)	$(0.42)	$(1.39)	$(1.80)
Discontinued operations attributable to MDC
Partners Inc. common shareholders	$(0.24)	$(0.05)	$(0.35)	$(0.19)
Loss attributable to MDC Partners Inc.
common shareholders	$(0.68)	$(0.47)	$(1.74)	$(1.99)

Weighted Average Number of Common Shares:
Basic and Diluted	31,470,466	31,051,561	31,368,629	30,606,146

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$203,440	$85,467	-	$288,907

Operating profit (loss) as reported	$28,338	$6,269	($33,371)	$1,236
margin	13.9%	7.3%		0.4%

Add:
Depreciation and amortization	5,807	3,372	297	9,476
Stock-based compensation	1,835	646	24,954	27,435
Acquisition deal costs	35	50	342	427
Deferred acquisition consideration adjustments to P&L	4,263	(3,545)	-	718
Profit distributions from affiliates	-	-	148	148

EBITDA *	$40,278	$6,792	($7,630)	$39,440
margin	19.8%	7.9%		13.7%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$176,209	$89,646	-	$265,855

Operating profit (loss) as reported	$8,421	$396	($6,618)	$2,199
margin	4.8%	0.4%		0.8%

Add:
Depreciation and amortization	7,754	4,161	330	12,245
Stock-based compensation	2,769	2,009	355	5,133
Acquisition deal costs	213	160	438	811
Deferred acquisition consideration adjustments to P&L	10,964	2,667	-	13,631
Profit distributions from affiliates	-	-	376	376

EBITDA*	$30,121	$9,393	($5,119)	$34,395
margin	17.1%	10.5%		12.9%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$587,540	$254,980	-	$842,520

Operating profit (loss) as reported	$78,766	$9,892	($48,905)	$39,753
margin	13.4%	3.9%		4.7%

Add:
Depreciation and amortization	17,334	10,132	989	28,455
Stock-based compensation	4,815	2,505	29,370	36,690
Acquisition deal costs	200	244	994	1,438
Deferred acquisition consideration adjustments to P&L	8,310	(2,910)	-	5,400
Profit distributions from affiliates	-	-	3,244	3,244

EBITDA *	$109,425	$19,863	($14,308)	$114,980
margin	18.6%	7.8%		13.6%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$519,209	$252,731	-	$771,940

Operating profit (loss) as reported	$23,181	$251	($32,203)	($8,771)
margin	4.5%	0.1%		-1.1%

Add:
Depreciation and amortization	21,602	13,006	1,007	35,615
Stock-based compensation	6,602	5,587	14,181	26,370
Acquisition deal costs	863	448	1,170	2,481
Deferred acquisition consideration adjustments to P&L	17,820	2,306	-	20,126
Profit distributions from affiliates	-	-	542	542

EBITDA*	$70,068	$21,598	($15,303)	$76,363
margin	13.5%	8.5%		9.9%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s)

	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Cash Flows Provided by Continuing Operating Activities	$58,558	$22,827	$113,165	$19,352
Distributions	148	376	3,244	542
Interest Expense, Net	10,552	11,485	33,190	34,163
Changes in Working Capital	(17,918)	716	(43,736)	21,441
Changes in Non-Current Assets & Liabilities	(8,221)	(118)	8,900	(1,215)
Other	(3,679)	(891)	217	2,080

EBITDA	$39,440	$34,395	$114,980	$76,363
Net Income Attributable to Noncontrolling Interests	(1,910)	(1,312)	(4,410)	(5,159)
Capital Expenditures, net (1)	(3,777)	(4,729)	(13,018)	(13,653)
Cash Taxes	(356)	(572)	(555)	(919)
Cash Interest, net & Other (2)	(9,505)	(9,833)	(30,530)	(30,064)

Free Cash Flow (3)	$23,892	$17,949	$66,467	$26,568

(1)	Capital Expenditures, net represents capital expenditures net of landlord reimbursements.

(2)	Cash Interest, net & Other represents the quarterly accrual of cash interest under our Senior Notes.

(3)	Free Cash Flow is a non-GAAP measures. As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less cash taxes, less net cash interest (including interest paid and other).

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	September 30,	December 31,
	2013	2012

	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$63,312	$60,330
Accounts receivable, net	331,760	326,087
Expenditures billable to clients	69,863	58,842
Other current assets	22,629	16,892
Total Current Assets	487,564	462,151

Fixed assets, net	51,942	52,914
Investment in affiliates	196	-
Goodwill	711,336	720,071
Other intangible assets, net	50,809	63,243
Deferred tax assets	18,775	9,332
Other assets	45,065	37,234
Total Assets	$1,365,687	$1,344,945

Liabilities, Redeemable Noncontrolling Interests and Deficit
Current Liabilities:
Accounts payable	$213,016	$356,847
Accruals and other liabilities	286,101	93,895
Advance billings	154,886	131,908
Current portion of long term debt	784	1,858
Current portion of deferred acquisition consideration	43,872	104,325
Total Current Liabilities	698,659	688,833

Long-term debt	550,489	429,845
Long-term portion of deferred acquisition consideration	58,882	92,121
Other liabilities	44,024	47,985
Deferred tax liabilities	53,730	53,018
Total Liabilities	1,405,784	1,311,802

Redeemable Noncontrolling Interests	138,623	117,953

Shareholders' Deficit
Common shares	255,012	253,870
Shares to be issued	424	424
Charges in excess of capital	(96,553)	(72,913)
Accumulated deficit	(371,255)	(316,713)
Stock subscription receivable	(55)	(55)
Accumulated other comprehensive loss	(8,296)	(7,445)
MDC Partners Inc. Shareholders' Deficit	(220,723)	(142,832)
Noncontrolling Interests	42,003	58,022
Total Deficit	(178,720)	(84,810)

Total Liabilities, Redeemable Noncontrolling
Interests and Deficit	$1,365,687	$1,344,945

SCHEDULE 6

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Nine Months Ended September 30,
	2013	2012

Cash flows provided by continuing operating activities	$113,165	$19,352
Discontinued operations	(7,814)	(3,546)
Net cash provided by operating activities	105,351	15,806

Cash flows provided by (used in) continuing investing activities	(13,231)	15,722
Discontinued operations	(11)	(1,949)
Net cash provided by (used in) investing activities	(13,242)	13,773

Net cash provided by (used in) continuing financing activities	(88,904)	35,143

Effect of exchange rate changes on cash and cash equivalents	(223)	(19)

Net increase in cash and cash equivalents	$2,982	$64,703